Exhibit 10.22

PUT AND CALL OPTION AGREEMENT

THIS PUT AND CALL OPTION AGREEMENT dated as of November 30, 2010 (as modified, amended or restated from time-to-time, the “Agreement”) is by and between KOLU POHAKU MANAGEMENT, LLC, a Delaware limited liability company, with its principal place of business and mailing address at 236 Third Street, Baton Rouge, Louisiana 70801 (together with its successors and assigns, “KPM”), KOLU POHAKU TECHNOLOGIES, LLC, a Delaware limited liability company, with its principal place of business and mailing address at 73-4460 Queen Kaahumanu Highway, #121, Kailua-Kona, Hawaii, 96740 (together with its successors and assigns, “KPT”); and RITTER PHARMACEUTICALS, INC., a Delaware corporation, with its principal place of business and mailing address at 1880 Century Park East, No. 1100, Los Angeles, California 90067 (together with its successors and assigns, “Ritter”). KPM, KPT, and Ritter are referred to collectively as the “Parties” and individually as a “Party” to this Agreement. In consideration of their mutual promises and with the intention to be legally bound, the Parties hereby agree as follows:

1.            Put and Call Options.

1.1           Put Option. At any time after December 31, 2014 (the “Exercise Date”), Ritter shall have the option (the “Put Option”) to issue to KPM a number of shares of Ritter’s Series B Preferred Stock equal to the quotient obtained by dividing (X) by (Y) (the “Put / Call Shares”), where (X) is the amount of R&D Disbursements (as such term is defined in that certain Research and Development Agreement and License, dated as of November 30, 2010 (the “Research Agreement”), by and between KPT and Ritter), and (Y) is equal to the “Series B Original Issue Price” (as defined in Ritter’s Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on November 15, 2010 (as the same may be amended, restated, or otherwise modified from time-to-time, the “COI”)) of one share of Ritter’s Series B Preferred Stock.

1.2           Call Option. At any time after the Exercise Date, KPM shall have the option (the “Call Option” and collectively with the Put Option, the “Options”) to require Ritter to issue to KPM the Put / Call Shares.

1.3           Automatic Exercise. Notwithstanding the foregoing, and irrespective of whether or not the Exercise Date has passed, the Options shall be deemed mutually and automatically exercised by the Parties (any such exercise, an “Automatic Exercise”) concurrently with any of the following events: (i) immediately prior to Ritter’s Qualified Public Offering (as defined in the COI), (ii) immediately prior to any liquidation, dissolution or winding up of Ritter, either voluntary or involuntary, including, but not limited to, a Deemed Liquidation Event (as defined in the COI), (iii) immediately prior to the license of Ritter’s RP-G28 technology, regardless of whether such license constitutes a Deemed Liquidation Event, or (iv) immediately prior to any redemption or conversion of Ritter’s Series B Preferred Stock.

1.4           Material Breach of the Research Agreement. In the event of a Material Breach (as defined below) of the Research Agreement by Ritter, the sole and exclusive remedy of KPM and KPT thereunder shall be either (i) exercise of the Call Option, irrespective of whether or not the Exercise Date has passed, with respect to any R&D Disbursements or (ii)

institute an action for money damages in an amount not to exceed the R&D Disbursements. It is the intention of the Parties hereto that the License granted to Ritter under the Research Agreement shall be perpetual and irrevocable until such time as it is assigned to Ritter pursuant to Section 4.17 below. For purposes of this Agreement, a “Material Breach” shall mean a material breach of the Agreement that goes uncured more than fifteen (15) days after notice of such breach is provided to the breaching party.

2.            KPT agrees that the issuance to KPM of the Put / Call Shares shall be in full satisfaction of Ritter’s obligation to make Royalty Payments and other liabilities to KPT under the Research Agreement. The Put / Call Shares, when issued, will be duly authorized, validly issued, fully paid and nonassessable. As promptly as reasonably practicable on or after the date that the Put Option or Call Option, as the case may be, is exercised, or upon the occurrence of any Automatic Exercise or an election made under Section 1.4(i), and in any event within ten (10) days thereafter, Ritter shall issue and deliver to KPM a stock certificate for the Put / Call Shares and KPM agrees, as a condition of such issuance, to become a party to the Company’s Amended and Restated Investors’ Rights Agreement, dated as of November 17, 2010, as amended from time to time. Ritter agrees during the term the Options are exercisable to take all reasonable action to reserve and keep available from its authorized and unissued shares of Series B Preferred Stock for the purpose of effecting the exercise of the Options such number of shares (and shares of common stock for issuance on conversion of such shares) as shall from time to time be sufficient to effect the exercise of the Options.

3.            Adjustments. The number and kind of shares issuable upon exercise of the Options are subject to adjustment from time to time, as follows:

3.1           Reclassification of Shares. If the securities issuable upon exercise of the Options are changed into the same or a different number of securities of any other class or classes by reclassification, capital reorganization, conversion of all outstanding shares of the relevant class or series or otherwise (other than as otherwise provided for herein) (a “Reclassification”), then, in any such event, the Options shall be exercisable for a number of shares of such other class or classes of stock that a holder of the number of securities deliverable upon exercise of the Options immediately before that change would have been entitled to receive in such Reclassification, all subject to further adjustment as provided herein with respect to such other shares.

3.2           Subdivisions and Combinations. In the event that the outstanding shares of Series B Preferred Stock are subdivided (by stock split, by payment of a stock dividend or otherwise) into a greater number of shares of such securities, the number of shares issuable upon exercise of the Options immediately prior to such subdivision shall, concurrently with the effectiveness of such subdivision, be proportionately increased, and in the event that the outstanding shares of Series B Preferred Stock are combined (by reclassification or otherwise) into a lesser number of shares of such securities, the number of shares issuable upon exercise of the Options immediately prior to such combination shall, concurrently with the effectiveness of such combination, be proportionately decreased.

3.3           Redemption. In the event that all of the outstanding shares of the securities issuable upon exercise of the Options are redeemed in accordance with the COI, the

Options shall thereafter be exercisable for a number of shares of Ritter common stock equal to the number of shares of common stock that would have been received if the Options had been exercised in full immediately prior to such redemption and the preferred stock received thereupon had been simultaneously converted into common stock.

3.4           Notice of Adjustments. Upon any adjustment in accordance with this Section 3, Ritter shall give notice thereof to KPM, which notice shall state the event giving rise to the adjustment and the number of securities or other property issuable upon the exercise of the Options, setting forth in reasonable detail the method of calculation. Ritter shall, upon the written request of KPM, furnish or cause to be furnished to KPM a certificate setting forth such adjustments and the number of securities and the amount, if any, of other property that at the time would be received upon exercise of the Options.

4.            Miscellaneous.

4.1           Notices. Notices required under this Agreement shall be in writing and shall be sent to by overnight courier, hand delivery, mail, telecopier or other reliable electronic means to the intended recipient of such notice at the address previously provided by such person. Any such notice so sent shall be deemed to have been given (i) upon delivery if given by overnight couriers or hand delivery, (ii) three business days after depositing the notice in the U.S. mails, or (iii) upon confirmation if given by telecopier or other reliable electronic means.

4.2           Application of Hawaii Law; Venue. This Agreement shall be construed and enforced in accordance with the laws of the State of Hawaii. Any dispute between the parties arising out of or in connection with this Agreement will be resolved exclusively by the State and Federal courts located in the State of Hawaii and having appropriate jurisdiction over the Parties.

4.3           Litigation Expenses. If a Party resorts to litigation to remedy a breach of this Agreement by the other Party, then the prevailing Party in the litigation, in addition to any other remedies available to said Party under this Agreement or by law, may collect its attorneys’ fees and other costs and expenses of such litigation.

4.4           Amendments. This Agreement may not be amended except by the written agreement of all Parties.

4.5           Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

4.6           Severability. If any provision of this Agreement or the application thereof to any Party or circumstance shall be invalid, illegal, or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

4.7           Counterparts. This Agreement may be executed in one or more counterparts each of which shall for all purposes be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

4.8           Gender. Words used herein, regardless of the number or gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

4.9           Successors, and Assigns. Each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement and by applicable law, their respective successors and assigns.

4.10         Creditors and Other Third Parties. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of a Party or by other third parties.

4.11         Contract Terms to be Exclusive. This written Agreement, along with the Research and Development Agreement and License, dated as of the date hereof, to which each of the Parties hereto is a party and which this Agreement is intended to supplement, contain the sole and entire agreement between the Parties with respect to its subject matter, and supersede any and all other agreements between them with respect to its subject matter.

4.12         No Party Deemed Drafter. The Parties agree that no Party shall be deemed to be the drafter of this Agreement and further that in the event that this Agreement is ever construed by a court of law, such court shall not construe this Agreement or any provision of this Agreement against any Party as the drafter of the Agreement.

4.13         Assignment. No assignment of this Agreement or the rights and obligations hereunder shall be valid without the specific written consent of both Parties hereto.

4.14         Remedies in Equity. The rights and remedies of any Party hereunder shall not be mutually exclusive, and the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each Party confirms that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that, in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any rights at law or by statute or otherwise of any Party aggrieved as against the other for a breach or threatened breach of any provisions hereof, it being the intention by this Section to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

4.15         Authority to Enter into Agreement. By execution of this Agreement below, each Party represents and covenants that it has all necessary legal right, power, and authority to enter into and perform this Agreement. The execution and delivery by each Party of this Agreement and the performance by the Party of its obligations hereunder have been duly authorized and approved by all requisite corporate action or otherwise. This Agreement has been executed and delivered by a duly authorized officer or representative of the Party, and constitutes a valid and legally binding obligation of the Party, enforceable against the Party in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance, and other equitable remedies). Neither the execution and delivery of this Agreement by the Party, nor the consummation by the Party of the transaction contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of the Party’s governing documents or of any statute or administrative regulation, or of any order, writ, injunction, judgment, or decree of any court or governmental authority or of any arbitration award to which the Party is a party or by which the Party is bound.

4.16         Board Seat. The Parties hereto acknowledge and agree that KPM shall have the right to designate a member of Ritter’s Board of Directors upon R&D Disbursements to Ritter equaling at least $750,000. At such time as R&D Disbursements equal at least $750,000, Ritter covenants to take such steps as may be necessary in order to provide for KPM’s board rights hereunder in Ritter’s governing instruments. Notwithstanding the foregoing, if KPT has the right to designate a member of Ritter’s Board of Directors at the time KPT and/or KPM elects the remedy set forth in Section 1.4(ii) hereof, such right shall immediately terminate and KPM shall, in its place, be granted the right to appoint one (1) board observer subject to the terms of a standard board observer confidentiality agreement.

4.17         Transfer of Rights Upon Certain Events. Upon either (a) exercise of either the Put Option or Call Option, (b) the occurrence of any Automatic Exercise, (c) exercise by KPM and/or KPT of one of the remedies set forth in Section 1.4 hereof, or (d) any failure by KPT to disburse the 2011 R&D Fee Installment as requested by Ritter, whether or not such failure constitutes a breach of the Research Agreement by any Party thereto, but only after the Parties have a made a good faith effort to resolve any dispute concerning such disbursement request, the Parties hereto agree that the Research Agreement shall terminate (if it has not already done so), all of KPT’s right, title and interest in the research conducted hereunder shall immediately become the property of Ritter, and KPT and KPM hereby assign, and shall take all steps as may reasonably be required in order to perfect the assignment of such right, title and interest to Ritter including, without limitation, the execution of a standard form of assignment and any applicable state or federal filings that may be required of the Parties in connection with their performance under this section.

4.18         Survival. The Parties’ obligations under Sections 1.4, 2 and 4 shall survive termination of this Agreement for any reason.

[Signature page to follow]

[Put and Call Option Agreement Signature Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives.

KOLU POHAKU MANAGEMENT, LLC

By	/s/ Thomas Adamek
Its	President

KOLU POHAKU TECHNOLOGIES, LLC

By	/s/ Thomas Adamek
Its	President

RITTER PHARMACEUTICALS, INC.

By:	/s/ Andrew Ritter
Its

- 6 -